Exhibit 8.1

Hogan & Hartson LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 +1.202.637.5600 Tel +1.202.637.5910 Fax www.hhlaw.com

July 16, 2007

Board of Trustees

Pennsylvania Real Estate Investment Trust

200 South Broad Street

Philadelphia, PA 19102

Ladies and Gentlemen:

We have acted as counsel to Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the possible offer and sale from time to time by the selling shareholders listed in the Registration Statement of up to 6,314,518 common shares of beneficial interest, par value $1.00 per share (the “Shares”), of the Company issuable upon exchange or redemption from time to time of the 4.00% Exchangeable Senior Notes due 2012 (the “Notes”) issued by the Company’s operating partnership, PREIT Associates, L.P., as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”). This opinion is furnished to you in connection with the Registration Statement.

Basis for Opinion

The opinion set forth in this letter is based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to changes (which may apply retroactively) that might result in material modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury

July 16, 2007

Department in regulations or rulings issued in the future. In this regard, although we believe that our opinion set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

In rendering the following opinion, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinion, including (but not limited to) the following:

(1) the Prospectus;

(2) the Trust Agreement of the Company, as amended through the date hereof (the “Company Trust Agreement”); and

(3) such other documents as we deemed necessary or appropriate.

We have relied, and the opinion set forth in this letter is premised, upon certain written representations of the Company contained in a letter to us dated as of the date hereof (the “Management Representation Letter”).

For purposes of rendering our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents, including, without limitation, the Prospectus and the Management Representation Letter. We consequently have relied upon the representations in the Management Representation Letter and statements in the Prospectus, and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not aware of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein. Finally, our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company.

In connection with our opinion, we have assumed, with your consent:

(i) that (A) all of the representations and statements set forth in the documents that we reviewed, including, without limitation, the Management Representation Letter and the Prospectus (collectively, the “Reviewed Documents”), are true and correct and will continue to be true and correct, (B) any representation or statement made as a belief or made “to the knowledge of” or similarly

July 16, 2007

qualified is correct and accurate and will continue to be correct and accurate without such qualification, (C) each of the Reviewed Documents that constitutes an agreement is valid and binding in accordance with its terms, and (D) all of the obligations imposed by the Reviewed Documents on the parties thereto, including, without limitation, obligations under the Company Trust Agreement, have been and will continue to be performed or satisfied in accordance with their terms;

(ii) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

(iii) that any documents as to which we have reviewed only a form were or will be duly executed without material changes from the form reviewed by us;

(iv) that each of the subsidiaries of the Company has been and will continue to be operated in the manner described in the Reviewed Documents and the relevant partnership agreement, articles (or certificate) of incorporation or other organizational documents;

(v) that the Company is a validly organized unincorporated association in business trust form under the laws of the State of Pennsylvania, each corporation in which the Company holds an interest, whether directly or indirectly, is a validly organized and duly incorporated corporation under the laws of the state or country in which it is purported to be organized, and each partnership and limited liability company in which the Company holds an interest, whether directly or indirectly, is a duly organized and validly existing partnership or limited liability company, as the case may be, under the applicable laws of the state in which it is purported to be organized; and

(vi) the Company will utilize all appropriate “savings provisions” (including the provisions of Sections 856(c)(6), 856(c)(7), and 856(g) of the Code, and the provision allowing for the disposal of assets within 30 days after the close of a calendar quarter included in Section 856(c)(4) of the Code (flush language), and all available deficiency dividend procedures) available to the Company under the Code in order to correct any violations of the applicable REIT qualification requirements of Sections 856 and 857 of the Code, to the full extent the remedies under such provisions are available.

July 16, 2007

Opinion

Based upon, subject to, and limited by the assumptions and qualifications set forth herein we are of the opinion that:

(a) the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code for each of its taxable years ended December 31, 2003 through and including December 31, 2006, and the Company’s current organization and proposed method of operation (as described in the Management Representation Letter and the Prospectus) will enable it to meet the requirements for qualification and taxation as a REIT under the Code; and

(b) the portions of the discussion in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” to the extent that they describe provisions of applicable U.S. federal income tax law, are correct in all material respects as of the date hereof.

The Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code (including, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership) and upon the Company utilizing all appropriate “savings provisions” (including the provisions of Sections 856(c)(6), 856(c)(7), and 856(g) of the Code and the provision allowing for the disposal of assets within 30 days after the close of a calendar quarter included in Section 856(c)(4) of the Code (flush language), and all available deficiency dividend procedures) available to the Company under the Code to correct violations of specified REIT qualification requirements of Sections 856 and 857 of the Code. We will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the Company’s organization, the actual results of the operations of the Company, the sources of its income, the nature of its assets, the level of the Company’s distributions to its stockholders and the diversity of the Company’s stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

In addition, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issues these opinions is incorrect, one or both of our opinions might be adversely affected and may not be relied upon. We assume no obligation to advise you of any changes in our opinions or of any new developments in the application or interpretation of the federal income tax laws subsequent to the date of this opinion letter.

July 16, 2007

This opinion letter has been prepared solely for your use in connection with the Registration Statement and speaks as of the date hereof. This opinion letter may not be used or relied upon by any other person or for any other purpose (including, without limitation, for purposes of determining the REIT qualification of any other person) without the prior written consent of this firm.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.